Exhibit 99.1

The Scotts Miracle-Gro Company NEWS

ScottsMiracle-Gro Names Board Member and
Former Chief Financial Officer David Evans Interim CFO

Updates Fiscal 2022 Free Cash Flow Outlook; Reaffirms Full-year Earnings Guidance

MARYSVILLE, Ohio, August 31, 2022 – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden as well as indoor and hydroponic growing products, announced today that David Evans has been named chief financial officer on an interim basis replacing Cory Miller, who has departed the Company. The Company has engaged a leading executive search firm to assist in identifying a permanent CFO with a focus on external candidates.

Separately, the Company revised its 2022 free cash flow guidance provided during its August 3rd earnings conference call and reaffirmed all other aspects of its August 3rd guidance.

Evans, who has more than 35 years of finance and accounting experience, has been a director of ScottsMiracle-Gro since 2018, serving on the Board’s audit and finance committees. He previously served as ScottsMiracle-Gro's chief financial officer from 2006 to 2013 after having held a variety of executive finance roles at the Company. He resigned in 2013 to join Battelle Memorial Institute as executive vice president and CFO, a role he held until 2018. He is currently a member of the Board of Directors of Cardinal Health, where he also served as interim CFO.

“I have worked with Dave in various capacities, and he is one of the finest finance professionals I have ever known,” said Jim Hagedorn, chairman and chief executive officer. “During his prior tenure as our CFO, Dave played a key role in reshaping our business portfolio while helping improve our cost structure and overall profitability. He returns to the CFO role with even more valuable experience. This experience, combined with his proven track record of success, gives us confidence Dave will help address the challenges we are facing and ensures a seamless transition as the search for a permanent CFO progresses. We thank Cory Miller for his long and dedicated service to the Company.”

Miller’s departure is not related to any disagreements regarding historical financial reporting, accounting, or legal matters.

“I assume the interim CFO role and day-to-day management of the finance organization with a focus on action and execution,” said Evans. “My engagement as a member of the audit and finance committees has allowed me to remain extremely familiar with the business and the unusual challenges that have presented themselves over the past several quarters. I look forward to working with the finance and executive leadership teams to continue executing Project Springboard, which is already making progress on the goals of reducing costs, improving margins and strengthening the balance sheet.”

Updated Outlook

The Company is revising its full-year free cash flow guidance and now expects free cash flow to range from negative $275 million to negative $325 million compared to its previous guidance of negative $150 million. The Company reaffirmed the other aspects of its earnings guidance for fiscal 2022 as announced on August 3rd.

The revised full-year cash flow guidance reflects a more accurate estimate of certain balance sheet items at the end of the current fiscal year, including a year-over-year decline in accounts payable that had not been fully factored in. The decline in accounts payable reflects previously announced efforts to reduce finished goods production and purchases of various materials.

The Company’s leverage ratio of debt-to-EBITDA will likely be greater than 6.0 times at fiscal year-end though still in compliance with the covenants outlined in the Company’s recently amended credit facility.

About ScottsMiracle-Gro
With approximately $4.9 billion in sales, the Company is one of the world’s largest marketers of branded consumer products for lawn and garden care. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories. The Company’s wholly-owned subsidiary, The Hawthorne Gardening Company, is a leading provider of nutrients, lighting and other materials used in the indoor and hydroponic growing segment. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;
•Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business;
•If the Company underestimates or overestimates demand for its products and does not maintain appropriate inventory levels, its net sales and/or working capital could be negatively impacted;
•If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed;

•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•Certain of the Company’s products may be purchased for use in new or emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions;
•The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack;
•The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;
•In the event the Third Restated Marketing Agreement for consumer Roundup products terminates, or Monsanto’s consumer Roundup business materially declines the Company would lose a substantial source of future earnings and overhead expense absorption;
•Hagedorn Partnership, L.P. beneficially owns approximately 26% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;
•Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Kelly Berry
Vice President
Investor Relations
(937) 578-1598

For media inquiries:
Tom Matthews
Chief Communications Officer
Corporate Affairs
(937) 644-7044